INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 83 to Registration Statement No.2-11052 on Form N-1A of Oppenheimer Total Return Fund, Inc. of our report dated January 25, 1999, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to us under the headings "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Denver, Colorado
April 28, 1999